UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

STEADYMED LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEADYMED LTD.

5 Oppenheimer Street
Rehovot 7670105, Israel

SUPPLEMENT TO PROXY STATEMENT

FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 30, 2018

This is a supplement to the definitive proxy statement dated June 25, 2018 (the “Proxy Statement”) of SteadyMed Ltd. (the “Company,” “SteadyMed,” “we” or “us”), that was mailed to you in connection with the solicitation of proxies for use at the extraordinary general meeting of shareholders (the “Meeting”) to be held on July 30, 2018 at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, at 2:00 p.m. local time.

At the Meeting, shareholders of the Company will be asked to consider and vote on the following proposals:

1.              Approval of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 29, 2018, by and among the Company, United Therapeutics Corporation, a Delaware corporation (“Parent”) and Daniel 24043 Acquisition Corp. Ltd., an Israeli corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), the terms of the merger contemplated thereby (the “Merger”), and all other documents, agreements and transactions contemplated under or related thereto, including the Contingent Value Rights Agreement attached thereto and the warrant amendments between Messrs. Brian J. Stark, Keith Bank, Ron Ginor, each a director of the Company, and/or their affiliates, and the Company (the “Merger Proposal”);

2.              Approval, on a non-binding, advisory basis, of certain compensation that will be paid or may become payable to our named executive officers in connection with the transactions contemplated by the Merger Agreement and certain ancillary agreements (the “Golden Parachute Payments Proposal”); and

3.              The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The board of directors of the Company (the “Board”) previously established June 21, 2018 as the record date for the purposes of determining which shareholders are entitled to receive notice of, and vote at, the Meeting or any adjournment or postponement thereof.

No action in connection with this supplement to the Proxy Statement is required by any shareholder who previously delivered a proxy card and who does not wish to revoke or change that proxy card. Information about voting or revoking a proxy card can be found in the Proxy Statement.

Litigation Relating to the Merger

Three plaintiffs, Richard Scarantino, Australia A. Hoover and Donald Skinner, have filed separate putative class action lawsuits on June 27, 2018, June 27, 2018 and June 29, 2018, respectively, each in the United States District Court for the Northern District of California, each purportedly on behalf of the shareholders of SteadyMed, against SteadyMed and its directors and each alleging, among other things, violations of sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 thereunder. The complaints each seek, among other things, to enjoin the defendants from completing the previously announced proposed Merger transaction by which Merger Sub will merge with and into SteadyMed, making SteadyMed the surviving corporation in the Merger and a wholly-owned subsidiary of Parent.

SteadyMed and its directors believe that the suits lack merit.  However, in light of the costs, risks and uncertainties inherent in litigation, and to furnish further information to shareholders, SteadyMed is providing certain additional disclosures (the “Supplemental Disclosures”) in this supplement to the Proxy Statement.  Counsel for plaintiffs in each of the pending actions described above have confirmed that the Supplemental Disclosures will moot their claims and that they will accordingly dismiss those actions with prejudice as to the named plaintiffs, and without prejudice as to other shareholders.  The Supplemental Disclosures should not be regarded as an indication that SteadyMed, Parent or their respective affiliates, officers, directors or other representatives, or any recipient of this information, considered now, or at any other time, the information contained in the Supplemental Disclosures to be material; rather, SteadyMed believes that the Proxy Statement disclosed all required material information.

Supplemental Disclosures

SteadyMed is providing certain disclosures that supplement those contained in the Proxy Statement.  The Supplemental Disclosures provided below should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety.

The Section of the Proxy Statement titled “The Transaction—Opinion of Wedbush Securities Inc.” is hereby supplemented by amending the last paragraph on Page 51 to add the following underlined text:

SteadyMed agreed to pay Wedbush fees for its services as SteadyMed’s strategic advisor, which fees are contingent upon the success of the Transaction.  Wedbush did not receive a separate fee for rendering its opinion.  SteadyMed also agreed to pay Wedbush a break-up fee of a maximum of $250,000 if the Transaction is not consummated under certain circumstances.  Wedbush’s success fee in the amount of $750,000 will become payable upon consummation of the Transaction.  In addition, SteadyMed agreed to reimburse Wedbush for its reasonable out-of-pocket expenses and to indemnify Wedbush for certain liabilities arising out of the engagement.  SteadyMed previously engaged Wedbush in March 2017 to act as SteadyMed’s strategic advisor on substantially the same terms described above.  This engagement was terminated in November 2017, and Wedbush did not receive any fee in connection therewith.  Wedbush may also provide investment banking and financial advisory services to United Therapeutics or its affiliates in the future for which Wedbush would expect to receive customary fees.  In the two years prior to the issuance of its fairness opinion, Wedbush did not receive fees or other compensation from either SteadyMed or United Therapeutics and has no current expectation of receiving any such fees or other compensation other than the fees it expects to receive from SteadyMed in connection with the Transaction pursuant to the terms of its engagement.

The Section of the Proxy Statement titled “The Transaction—Opinion of Wedbush Securities Inc.” is hereby supplemented by amending the paragraph on Page 53 that begins “Wedbush assumed …” to add the following underlined text:

Using its professional judgment and based on a calculated WACC range using various inputs from comparable public companies and the Duff & Phelps Valuation Handbook — U.S. Guide to Cost of Capital, Wedbush assumed a WACC range of 22.5% to 27.5%.

The Section of the Proxy Statement titled “The Transaction—Opinion of Wedbush Securities Inc.” is hereby supplemented by amending the paragraph on Page 54 that begins “Noting that 2022 …” to add the following underlined text and table:

Noting that 2022 was the first year in which SteadyMed projected sales would be generated under management’s probability weighted projections, Wedbush calculated and analyzed the following estimated 2022 price to sales ratios for the companies listed above to compute SteadyMed’s implied share equity value.

Company	Mkt Cap ($M)	2022E Rev ($M)	2022E P/S
scPharmaceuticals Inc.	$169.2	$236.6	0.7x
Bellerophon Therapeutics, Inc.	130.8	78.8	1.7x
Galectin Therapeutics, Inc.	127.7	83.3	1.5x
AcelRx Pharmaceuticals, Inc.	125.0	160.7	0.8x
Trevena, Inc.	124.5	205.6	0.6x
BioDelivery Sciences International, Inc.	122.7	122.5	1.0x
Galmed Pharmaceuticals Ltd.	92.9	87.0	1.1x
Gemphire Therapeutics Inc.	83.0	157.6	0.5x
Pain Therapeutics, Inc.	55.4	45.0	1.2x
Egalet Corporation	35.2	105.1	0.3x
	Bottom Quartile		0.6x
	Top Quartile		1.2x

Based on SteadyMed’s probability weighted projections, Wedbush calculated that the implied per share equity value for SteadyMed ranged between $3.82 in the bottom quartile and $7.19 in the top quartile.

The Section of the Proxy Statement titled “The Transaction—Opinion of Wedbush Securities Inc.” is hereby supplemented on Page 55 to add the following underlined sentence and table, between the paragraph that begins “Wedbush noted that …” and the paragraph that begins “Based on the Selected Transactions …”:

Wedbush calculated the following upfront premiums and total consideration premiums for the Selected Transactions.  Unaffected market capitalization is estimated by market capitalization 1-day prior to the announcement.

Ann.			Target Market	Unaffected Premium %
Date	Target	Acquiror	Cap ($M)	Upfront	Total
01/31/18	Cascadian Therapeutics, Inc.	Seattle Genetics, Inc.	$298.3	69.5%	69.5%
05/23/16	Xenoport, Inc.	Arbor Pharmaceuticals, LLC	279.5	59.8%	59.8%
11/10/15	Ocata Therapeutics, Inc.	Astellas US Holding, Inc.	188.7	90.6%	90.6%
09/28/14	Ambit Biosciences Corporation	Daiichi Sankyo Company, Limited	147.6	82.9%	137.8%
05/08/14	Chelsea Therapeutics International Ltd.	H. Lundbeck A/S	393.5	28.8%	58.8%
05/28/13	Omthera Pharmaceuticals, Inc.	AstraZeneca LP	165.3	87.6%	157.0%
12/12/12	YM BioSciences Inc.	Gilead Sciences, Inc.	265.4	75.3%	75.3%
04/05/12	Allos Therapeutics, Inc.	Spectrum Pharmaceuticals, Inc.	153.0	27.3%	27.3%
04/12/10	Javelin Pharmaceuticals, Inc.	Hospira Inc.	86.3	64.2%	64.2%
10/09/09	I-Flow, LLC	Kimberly-Clark Health Care Inc.	287.6	7.6%	7.6%
07/15/08	Lev Pharmaceuticals, Inc.	ViroPharma Inc.	263.3	48.5%	102.5%
02/20/08	Encysive Pharmaceuticals Inc.	Pfizer Inc.	85.7	117.6%	117.6%
		Bottom Quartile		33.7%	59.0%
		Top Quartile		86.4%	113.8%